JOINT FILING AGREEMENT

    In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments and attachments thereto) with respect to the Class A common stock, par value $0.001 per share, of Hamilton Lane Incorporated, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of March 11, 2024.

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby executed this Joint Filing Agreement as of March 11, 2024.

1.	HLA Investments, LLC
	By:	/s/ Lauren Platko
	Name:	Lauren Platko
	Title:	Attorney-in-Fact

2.	HRHLA, LLC

	By:	/s/ Lauren Platko
	Name:	Lauren Platko
	Title:	Attorney-in-Fact

3.	Hamilton Lane Advisors, Inc.

	By:	/s/ Lauren Platko
	Name:	Lauren Platko
	Title:	Attorney-in-Fact

4.	/s/ Lauren Platko, Attorney-in-Fact
Hartley R. Rogers

5.	/s/ Lauren Platko, Attorney-in-Fact
Mario L. Giannini

6.	/s/ Lauren Platko, Attorney-in-Fact
Kyera Giannini

7.	/s/ Lauren Platko, Attorney-in-Fact
Nicole Giannini

8.	/s/ Lauren Platko, Attorney-in-Fact
O. Griffith Sexton

9.	The 2008 Sexton Des. Trust FBO Laura Sexton

	By:	/s/ Lauren Platko
	Name:	Lauren Platko
	Title:	Attorney-in-Fact

10.	The 2008 Sexton Des. Trust FBO Matthew Sexton

	By:	/s/ Lauren Platko
	Name:	Lauren Platko
	Title:	Attorney-in-Fact

Signature Page to Joint Filing Agreement

11.	Oakville Number 2 Trust

	By:	/s/ Lauren Platko
	Name:	Lauren Platko
	Title:	Attorney-in-Fact

12.	Rysaffe Trust Company (C.I.) Limited

	By:	/s/ Lauren Platko
	Name:	Lauren Platko
	Title:	Attorney-in-Fact

13.	/s/ Lauren Platko, Attorney-in-Fact
Edward B. Whittemore

14.	/s/ Lauren Platko, Attorney-in-Fact
Laurence F. Whittemore

15.	/s/ Lauren Platko, Attorney-in-Fact
Michael Schmertzler

16.	/s/ Lauren Platko, Attorney-in-Fact
Erik R. Hirsch

17.	/s/ Lauren Platko, Attorney-in-Fact
Kevin J. Lucey

18.	/s/ Lauren Platko, Attorney-in-Fact
Juan Delgado-Moreira

19.	/s/ Lauren Platko, Attorney-in-Fact
Paul Yett

20.	/s/ Lauren Platko, Attorney-in-Fact
Tara Devlin

21.	/s/ Lauren Platko, Attorney-in-Fact
Andrea Anigati Kramer

22.	/s/ Lauren Platko, Attorney-in-Fact
Michael Kelly

23.	/s/ Lauren Platko, Attorney-in-Fact
Stephen R. Brennan

24.	/s/ Lauren Platko, Attorney-in-Fact
Thomas Kerr
Signature Page to Joint Filing Agreement

25.	/s/ Lauren Platko, Attorney-in-Fact
David Helgerson

26.	/s/ Lauren Platko, Attorney-in-Fact
Michael Donohue

Signature Page to Joint Filing Agreement